                                                                     EXHIBIT 1.1

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2003-BC2

                                 TERMS AGREEMENT

                                                            Dated: June 23, 2003


To:      Merrill Lynch Mortgage Investors, Inc.

Re: Underwriting Agreement, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and Merrill Lynch Mortgage Investors, Inc., dated as of February 28, 2003 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned, (the "Representative") acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), understands that Merrill Lynch Mortgage Investors, Inc., a New York corporation (the "Company"), proposes to issue and sell approximately $284,235,100.00 original principal amount of Mortgage Loan Asset-Backed Certificates, Series 2003-BC2 (the "Certificates") to be issued under a Pooling and Servicing Agreement, dated as of June 1, 2003, among the Company, as depositor, JPMorgan Chase Bank, as Trustee and Litton Loan Servicing LP, as Servicer (the "Pooling and Servicing Agreement"). The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement and Prospectus (collectively, the "Prospectus") prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Merrill agrees to be bound by all of the terms and conditions of the Underwriting Agreement, as modified by this Terms Agreement. Terms not otherwise defined herein shall have the meaning set forth in the Prospectus.

         The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 10:00 a.m., New York City time, on June 26, 2003. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters, severally and not jointly, agree to purchase the original principal amounts of the Certificates set forth in the table below under the title "Terms of the Certificates and Underwriting Compensation" at the purchase prices set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.
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Series Designation:    Mortgage Loan Asset-Backed Certificates, Series 2003-BC2


Underwriters:          Merrill, Countrywide Securities
                       Corporation ("Countrywide") and Citigroup Global
                       Markets Inc. ("Citigroup")

Terms of the Certificates and Underwriting Compensation:

                   PRINCIPAL       PRINCIPAL AMOUNT
                 AMOUNT TO BE     TO BE PURCHASED BY
                 PURCHASED BY       COUNTRYWIDE AND                          PRICE TO       UNDERWRITING
   CLASSES        MERRILL(1)         CITIGROUP(1)      PASS-THROUGH RATE      PUBLIC          DISCOUNT
   -------        -----------        ------------      -----------------      ------          --------
      A            $189,868,800          $23,733,600         (2)           100.0000%         0.2400%
     M-1            $14,780,000           $1,847,500         (2)           100.0000%         0.2450%
     M-2            $11,937,600           $1,492,200         (2)           100.0000%         0.2550%
     B-1             $7,389,600             $923,700         (2)            99.5423%         0.4000%
     B-2             $3,412,000             $426,500         (2)            95.5601%         0.5000%
      R                    $100                   $0         (2)           100.0000%         0.0000%
    TOTAL          $227,388,100          $28,423,500

------------

(1) Approximate. Subject to permitted variance in each case of plus or minus
    10%.

(2) Adjusts monthly, as described in the Prospectus Supplement.

Selling Concession and Reallowance Discount:

         The Underwriters will initially offer the Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the certificate denomination set forth below, and the Underwriters may allow, and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below.

        CLASS      SELLING CONCESSION        REALLOWANCE DISCOUNT
        -----      ------------------        --------------------
          A              0.1440%                   0.0720%
         M-1             0.1470%                   0.0735%
         M-2             0.1530%                   0.0765%
         B-1             0.2400%                   0.1200%
         B-2             0.3000%                   0.1500%
          R              0.0000%                   0.0000%

Certificate Rating:                       Aaa by Moody's Investors
                                          Service ("Moody's") and AAA by Fitch,
                                          Inc. ("Fitch Ratings") and Standard &
                                          Poor's, a division of The
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                                          McGraw Hill Companies, Inc. ("S&P") on
                                          the Class A Certificates, the Class S
                                          Certificates, the Class X Certificates
                                          and the Class R Certificate.

                                          Aa2 by Moody's and AA by Fitch Ratings
                                          and S&P on the Class M-1 Certificates.

                                          A2 by Moody's, A+ by Fitch and A by
                                          S&P on the Class M-2 Certificates.

                                          Baa1 by Moody's, BBB+ by Fitch and S&P
                                          on the Class B-1 Certificates.

                                          Baa2 by Moody's, BBB by Fitch and S&P
                                          on the Class B-2 Certificates.

REMIC Election:                           Three or more REMIC elections.

Credit Enhancement:                       Excess Interest;
                                          Overcollateralization; Subordination.

Cut-off Date:                             The Cut-off Date is June 1, 2003.

Distribution Date:                        The 25th day of each month (or, if
                                          such 25th day is not a  business day,
                                          the business day immediately
                                          following) commencing July 2003.

Purchase Price:                           The Purchase Price for the
                                          Certificates to be paid by the
                                          Underwriters will be 100.23% of the
                                          aggregate principal balance of the
                                          Certificates as of the Closing
                                          Date less an underwriting discount
                                          of 0.25%.

Return of Purchase Price:                 In the event that the Underwriters pay
                                          the Purchase Price to the Company and
                                          the Certificates are not issued to the
                                          Underwriters on the same date, the
                                          Company agrees to return the Purchase
                                          Price to the Underwriters by 5:00 p.m.
                                          on that day.

Underwriting Commission:                  Notwithstanding anything to the
                                          contrary in the Underwriting
                                          Agreement, no additional underwriting
                                          commission shall be payable by the
                                          Company to the Underwriters in
                                          connection with the purchase of the
                                          Certificates.

Closing Date and Location:                June 26, 2003 at the offices of
                                          Morgan, Lewis & Bockius LLP, New York,
                                          New York.

         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                           MERRILL LYNCH, PIERCE, FENNER &
                                           SMITH INCORPORATED, as Representative
                                           acting on behalf of the Underwriters


                                           By: ________________________________
                                           Name: Matthew Whalen
                                           Title:   Authorized Signatory


ACCEPTED:

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By: ______________________________
Name: Matthew Whalen
Title:   President